            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
         SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD,
        TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL THEY
           ARE FIRST REGISTERED UNDER SUCH ACT AND ALL RULES AND
            REGULATIONS RELATING TO THE SALE, TRANSFER OR OTHER
          DISPOSITION THEREUNDER HAVE BEEN COMPLIED WITH OR UNLESS
          AND UNTIL COUNSEL SATISFACTORY TO THE COMPANY SHALL HAVE
           RENDERED AN OPINION SATISFACTORY TO THE COMPANY TO THE
               EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                   ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
                           A DELAWARE CORPORATION

                                STOCK OPTION

           OPTION TO PURCHASE THE COMMON STOCK AS HEREIN DESCRIBED

                         DATED AS OF JULY 13, 1995

                             _________________

                 This certifies that, for value received:

                           NAME:  E. P. Marinos

       ADDRESS:  5910 Courtyard Drive, Suite 300, Austin, Texas 78731

(herein called "Optionholder"), is entitled to purchase from Arrhythmia Research Technology, Inc. (herein called the "Company"), having its principal place of business at 5910 Courtyard Drive, Suite 300, Austin, Texas 7831, at the price of $3.00 per share, 20,000 shares of the Common Stock of the Company.

As used in this option, the following terms shall have the meanings indicated:

   A.   Act means the Securities Act of 1933, as amended.

   B. Common Stock means the equity securities of the Company known as common stock, of which 10,000,000 shares have been authorized and of which 3,564,077 shares were outstanding as of the date of this option.

   C. Option price means the price of THREE AND NO/100 DOLLARS ($3.00) per share.


                                      EXHIBIT A

1. EXERCISE OF OPTION. The purchase rights represented by this option may be exercised by the Optionholder or its duly authorized attorney or representative only if the Optionholder remains an employee of the Company. The Optionholder may exercise purchase rights for 5,000 shares of the Company's Common Stock on or after November 27, 1995, at 5:00 p.m. Central Time; 5,000 shares of the Company's Common Stock on or after July 13, 1996, at 5:00 p.m. Central Time; 5,000 shares of the Company's Common Stock on or after July 13, 1997, at 5:00 p.m. Central time; and 5,000 shares of the Company's Common Stock on or after July 13, 1998, at 5:00 p.m. Central Time. The Company agrees that the Optionholder shall be deemed the record owner of such shares as of the close of business on the date on which this option shall have been presented and payment has been made for such shares as aforesaid. Certificates for the shares of stock so purchased shall be delivered to the Optionholder within a reasonable time, not exceeding thirty
(30) days, after the rights represented by this option have been duly exercised. This option may be exercised in whole or in part, at the discretion of the Optionholder.

2. TERMINATION. This Option shall terminate on the earliest of the following dates:

   (A) On the date on which the Optionholder ceases to be an employee of the Company or any subsidiary of the Company, unless he ceases to be such employee by reason of death or permanent disability or in a manner described in (C) below;

   (B) One year from the date the Optionholder ceases to be an employee of the Company or any subsidiary of the Company by reason of termination of employment under circumstances determined by the Board of Directors or the Compensation Committee to be for the convenience of the Company, or by reason of retirement under a retirement plan of the Company or any subsidiary of the Company at or after normal retirement age or after the earliest voluntary retirement age provided for in such retirement plan or retirement at an earlier age with the consent of the Board of Directors or the Compensation Committee or the period from the date the Optionholder ceases to be an employee of the Company or any subsidiary of the Company until September 30, 1998, whichever period is greater;

   (C) One year after the death or permanent disability of the Optionholder if the Optionholder dies or becomes permanently disabled while an employee of the Company or any subsidiary of the Company or within the period referred to in (B) above; or

   (D) Ten years from the date on which this option was granted.

In the event the Optionholder shall intentionally commit an act materially inimical to the interests of the Company or a subsidiary of the Company, and the Board of Directors or the Compensation Committee shall so find, this Option shall terminate at the time of such act, notwithstanding any other provision of this Agreement. Nothing contained herein shall limit whatever right the Company might otherwise have to terminate the employment of the Optionholder.

3. ADJUSTMENTS. In case, prior to the expiration of this Option by exercise or by its terms, the Company shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of its Common Stock into a greater number of shares, then in either of such cases, the then applicable purchase price per share of the shares of Common Stock purchasable pursuant to this Option in effect at the time of such action shall be proportionately reduced and the number of shares at that time purchasable pursuant to this Option shall be proportionately increased; and conversely, in the event the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the then applicable purchase price per share of the shares of Common Stock purchasable pursuant to this Option in effect at the time of such action shall be proportionately increased and the number of shares of Common Stock at that time purchasable pursuant to this Option shall be proportionately decreased. If the Company shall, at any time, during the life of this Option, declare a dividend payable in cash on its Common Stock and shall, at substantially the same time, offer to its stockholders a right to purchase new Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all Common Stock so issued shall, for the purpose of this Option, be deemed to have been issued as a stock dividend. Any dividend paid or distributed upon the Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in common stock to the extent that shares of Common Stock are usable upon conversion thereof.

4. EXCHANGE, DIVISION OR COMBINATION. Subject to the provisions hereinafter set forth, this Option is exchangeable at the option of the Optionholder at the principal office of the Company for other Options of different denominations entitling the Optionholder to purchase the aggregate number of shares of Common Stock as are purchasable thereunder; and this Option may be divided or combined with other Options which carry the same rights. In either case, any alteration will be made upon presentation at the principal office of the Company, of the Options, together with a written notice, signed by the Optionholder, or its authorized representative, specifying the names and denominations in which any new Options are to be issued, and the payment or any transfer tax due in connection therewith.

5. OPTION PRICE. A share of Common Stock may be purchased pursuant to this Option, at the option price of THREE AND NO/100 DOLLARS ($3.00) per share.

6. CERTAIN COVENANTS OF THE COMPANY.  The Company agrees and covenants that:

   A. During the period within which the rights represented by this Option may be exercised, the Company shall at all times reserve and keep available, free from preemptive rights out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock, upon the exercise of this Option, the number of shares of Common Stock deliverable upon the exercise of this Option. If at any time the number of shares of authorized Common Stock shall not be sufficient to effect the exercise of this Option, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purpose; and the Company shall have analogous obligations with respect to any other securities or property issuable upon the exercise of this Option; and

   B. All Common Stock which may be issued upon the exercise of the rights represented by this Option will upon issuance be validly issued, fully paid, non-assessable, and free from all taxes, liens, and charges with respect to the issuance thereof; and

   C. All original issue taxes payable in respect of the issuance of shares upon the exercise of the rights represented by this Option shall be borne by the Company, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of any Option; and

   D. The Company will not, by amendment of its articles of incorporation, or through reorganization, consolidation, merger, dissolution, issuance of capital stock, or sale of treasury stock (otherwise than upon exercise of this Option) or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the performance or observance of any of the covenants, stipulations, or conditions in this Option to be observed or performed by the Company, but will at all times in good faith assist, insofar as it is able, in carrying out all of the provisions of this Option.

7. VOTING AND OTHER RIGHTS. Until exercised, this Option shall not entitle the Optionholder to any voting or other rights as a shareholder of the Company.

8. EXTENT OF EXERCISABILITY. Upon written notice of the Optionholders (which the Company is obligated to give forthwith upon the occurrence of an event set forth below), the entire number of shares then subject to Options granted pursuant to this stock option shall become immediately exercisable in the event of:

   A. Approval by the Board of Directors of the Company of a merger or consolidation of the Company with, or into, another company as a result of which the Company is not the surviving company (other than in a merger or consolidation with a subsidiary which effects a mere change in the form or domicile of the Company without changing the respective shareholdings of the shareholders of the Company), provided that such Options are exercised before the effective date of such merger or consolidation;

   B. Approval by the Board of Directors of the Company of the sale by the Company of all or substantially all of its assets, provided that the Options are exercised before the date the same is consummated;

   C. Approval by the Board of Directors of the Company of the spin-off of substantial assets or a subsidiary of the Company in a distribution to the shareholders of the Company, provided that the Options are exercised prior to the record date for determining shareholders of the Company entitled to participate in the spin-off;

   D. Approval by the Board of Directors of the Company of (i) the sale of a subsidiary contributing revenue in excess of 25% of the net revenue of the Company and consolidated companies, (ii) the sale of substantially all of the assets of a subsidiary contributing revenues in excess of 25% of net revenue of the Company and consolidated companies, or (iii) the public offering of securities of a subsidiary coupled with a resolution adopted by the Board of Directors within 12 months of the close of any such sale or public offering resolving to purchase shares of the Company with a substantial portion of the proceeds of such sale or public offering to the shareholders of the Company (as used herein, substantial means 50% or more of the proceeds), provided that the Options are exercised within 21 days of the adoption of a resolution authorizing the purchase of shares of the Company or prior to the record date for determining shareholders of the Company entitled to participate in a distribution to shareholders, as applicable, respectively;

   E. The commencement of a tender offer for more than 50% of the shares of the Common Stock of the company;

   F. Approval by the Board of Directors of the Company of the liquidation or dissolution of the Company, provided that the Options are exercised before the effective date of such liquidation or dissolution; or

   G. The public announcement of the acquisition, directly or indirectly, after the date hereof by any individual, corporation, partnership or other "person" or group of "persons" or entities together with its or their "Affiliates" and "Associates" (as those terms are defined in Rules 13d-3 and 14-1(b)(4) of the Securities Exchange Act of 1934) or 35% or more of the Company's then outstanding Common Stock.

   The Options shall cease and terminate as to any shares not exercised before the end of the periods specified in subsections (A), (B), (C), and
(F), respectively.

10. LOSS, THEFT, DESTRUCTION OR MUTILATION. If this Option is lost, stolen, mutilated, or destroyed, the Company shall, upon such terms as the Company shall reasonably impose, including a requirement that the Optionholder obtain a bond, issue a new Option of like denomination, tenor, and date. Any such new Option shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Option shall be at any time enforceable by anyone.

11. SUBSTITUTED OPTIONS. Any Option issued pursuant to the provisions of the preceding section, or upon exchange, division, or partial exercise of this Option or combination thereof with another Option or Options shall set forth each provision set forth in this agreement, as each such provision is set forth herein, and shall be duly executed on behalf of the Company by an authorized officer.

12. EFFECT OF SURRENDER. Upon surrender of this Option for exchange, or upon the exercise hereof, this Option shall be canceled by the Company and shall not be reissued by the Company, except as otherwise provided for herein. Any new option certificates shall be issued promptly but no later than seven days after receipt of the old option certificates.

13. PERSONS BOUND. This Option shall inure to the benefit of and be binding upon the Optionholder, the Company, and the Company's successors and assigns.

14. NOTICES. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally, telefaxed, or within two days after mailing when mailed by certified or registered mail to the Company or Optionholder, at the address of such party as hereinafter set forth, or amended by written notice from either the Company or the Optionholder.

To the Company:        5910 Courtyard Drive, Suite 300, Austin, Texas 78731

To the Optionholder:   59190 Courtyard Drive, Suite 300, Austin, Texas 78731

15. GOVERNING LAW. The validity, interpretation, and performance of this Option and the terms and provisions hereof shall be governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS OPTION TO BE DULY EXECUTED EFFECTIVE AS OF THE 13TH DAY OF JULY, 1995, BY ITS CHAIRMAN.

                                     ARRHYTHMIA RESEARCH TECHNOLOGY, INC.



                                    By:
                                        -----------------------------------